Exhibit 4.7

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (this “Agreement”) has been executed by and among the following parties on [Execution Date] in Beijing, the People’s Republic of China (“China” or the “PRC”):

Party A:                                                                        [Name of the WFOE] (hereinafter “Pledgee”), a wholly foreign owned enterprise, organized and existing under the laws of the PRC, with its address at [•];

Party B:                                                                        [Name of the VIE Shareholder] (hereinafter “Pledgor”), a Chinese citizen with Chinese Identification No.: [•]; and

Party C:                                                                        [Name of the VIE], a limited liability company organized and existing under the laws of the PRC, with its address at [•].

In this Agreement, each of Pledgee, Pledgor and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.                                      Pledgor is a Chinese citizen and holds [•]% of equity interests of Party C, representing RMB[•] in the registered capital of Party C.  Party C is a limited liability company registered in Beijing, China, engaging in consulting and service business.  Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge;

2.                                      Pledgee is a wholly foreign owned enterprise registered in China.  Pledgee and Party C which is partially owned by Pledgor have executed a Master Exclusive Service Agreement (as defined below) in Beijing; Pledgor, Pledgee, Party C and Pledgee’s parent company, [Name of the Parent Company], have executed an Exclusive Option Agreement (as defined below); Pledgor, Pledgor and Party C has executed a Power of Attorney (as defined below) in favor of Pledgee; and Pledgee and Pledgor have executed a Loan Agreement (as defined below);

3.                                      To ensure that Party C and Pledgor fully perform their obligations under the Master Exclusive Service Agreement, the Exclusive Option Agreement, the Loan Agreement and the Power of Attorney, Pledgor hereby pledges to the Pledgee all of the equity interest that Pledgor holds in Party C as security for Party C’s and Pledgor’s obligations under the Master Exclusive Service Agreement, the Exclusive Option Agreement, the Loan Agreement and the Power of Attorney.

To perform the provisions of the Transaction Documents (as defined below), the Parties have mutually agreed to execute this Agreement upon the following terms.

1.                                      DEFINITIONS

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1                               Pledge: shall refer to the security interest granted by Pledgor to Pledgee pursuant to Section 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.2                               Equity Interest: shall refer to [•]% equity interests in Party C currently held by Pledgor, representing RMB[•] in the registered capital of Party C, and all of the equity interest hereafter acquired by Pledgor in Party C.

1.3                               Term of Pledge: shall refer to the term set forth in Section 3 of this Agreement.

1.4                               Transaction Documents: shall refer to the Master Exclusive Service Agreement executed by and between Party C and Pledgee on [Execution Date] (the “Master Exclusive Service Agreement”), the Exclusive Option Agreement executed by and among Pledgor, Pledgee, Party C and Pledgee’s parent company, [Name of the Parent Company], on [Execution Date] (the “Exclusive Option Agreement”), the Loan Agreement executed on [Execution Date] by Pledgor and Pledgee, the Proxy Agreement and Power of Attorney executed on [Execution Date] by Pledgor, Pledgee and Party C (the “Power of Attorney”) and any modification, amendment and restatement to the aforementioned documents.

1.5                               Contract Obligations: shall refer to all the obligations of Pledgor to Pledgee under the Exclusive Option Agreement, the Power of Attorney, the Loan Agreement and this Agreement; all the obligations of Party C to Pledgee under the Master Exclusive Service Agreement, the Exclusive Option Agreement and this Agreement.

1.6                               Secured Indebtedness: shall refer to all the direct, indirect and derivative losses and losses of anticipated profits, suffered by Pledgee, incurred as a result of any Event of Default.  The amount of such loss shall be calculated in accordance with the reasonable business plan and profit forecast of Pledgee, the consulting and service fees payable to Pledgee under the Master Exclusive Service Agreement, all expenses occurred in connection with enforcement by Pledgee of Pledgor’s and/or Party C’s Contract Obligations and etc..

1.7                               Event of Default: shall refer to any of the circumstances set forth in Section 7 of this Agreement.

1.8                               Notice of Default: shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2.                                      THE PLEDGE

2.1                               Pledgor agrees to pledge all the Equity Interest as security for performance of the Contract Obligations and payment of the Secured Indebtedness under this Agreement.  Party C hereby assents that Pledgor pledges the Equity Interest to the Pledgee pursuant to this Agreement.

2.2                               During the term of the Pledge, Pledgee is entitled to receive dividends distributed on the Equity Interest.  Pledgor may receive dividends distributed on the Equity Interest only with prior written consent of Pledgee.  Dividends received by Pledgor on Equity Interest after deduction of individual income tax paid by Pledgor shall be, as required by Pledgee, (1) deposited into an account designated and supervised by Pledgee and used to secure the Contract Obligations and pay the Secured Indebtedness prior and in preference to any other payment; or (2) unconditionally donated to Pledgee or any other person designated by Pledgee to the extent permitted under applicable PRC laws.

2.3                               Pledgor may subscribe for capital increase in Party C only with prior written consent of Pledgee.  Any equity interest obtained by Pledgor as a result of Pledgor’s subscription of the increased registered capital of the Company shall also be deemed as Equity Interest.

2.4                               In the event that Party C is required by PRC law to be liquidated or dissolved, any interest distributed to Pledgor upon Party C’s dissolution or liquidation shall, upon the request of the Pledgee, be (1) deposited into an account designate and supervised by Pledgee and used to secure the Contract Obligations and pay the Secured Indebtedness prior and in preference to any other payment; or (2) unconditionally donated to Pledgee or any other person designated by Pledgee to the extent permitted under applicable PRC laws.

3.                                      TERM OF PLEDGE

3.1                               The Pledge shall become effective on such date when the pledge of the Equity Interest contemplated herein has been registered with relevant administration for industry and commerce (the “AIC”).  The Pledge shall be continuously valid until the Master Exclusive Service Agreement, the Exclusive Option Agreement and the Power of Attorney expire or terminate.  The parties agree that within 3 business days following the execution of this Agreement, Pledgor and Party C shall register the Pledge in the shareholders’ register of Party C, and within 10 business days after the competent AIC has formally begun accepting applications for the registration of equity interest pledge, Pledgor and Party C shall submit an application to the AIC for the registration of the Pledge of the Equity Interest contemplated herein.  Pledgor and Party C shall submit all necessary documents and complete all necessary procedures, as required by the PRC laws and regulations and the relevant AIC, to ensure that the Pledge of the Equity Interest shall be registered with the AIC within 20 business days after filing (or such other time period normally required by the relevant AIC).

3.2                               During the Term of Pledge, in the event Party C fails to perform the Contract Obligations or pay Secured Indebtedness, Pledgee shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.

4.                                      CUSTODY OF RECORDS FOR EQUITY INTEREST SUBJECT TO PLEDGE

4.1                               During the Term of Pledge set forth in this Agreement, Pledgor shall deliver to Pledgee’s custody the capital contribution certificate for the Equity Interest and the shareholders’ register containing the Pledge within one week from the execution of this Agreement.  Pledgee shall have custody of such documents during the entire Term of Pledge set forth in this Agreement.

5.                                      REPRESENTATIONS AND WARRANTIES OF PLEDGOR AND PARTY C

As of the execution date of this Agreement, Pledgor and Party C hereby jointly and severally represent and warrant to Pledgee that:

5.1                               Pledgor is the sole legal and beneficial owner of the Equity Interest.

5.2                               Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3                               Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

5.4                               Pledgor and Party C have obtained any and all approvals and consents from applicable government authorities and third parties (if required) for execution, delivery and performance of this Agreement.

5.5                               The execution, delivery and performance of this Agreement will not: (i) violate any relevant PRC laws; (ii) conflict with Party C’s articles of association or other constitutional documents; (iii) result in any breach of or constitute any default under any contract or instrument to which it is a party or by which it is otherwise bound; (iv) result in any violation of any condition for the grant and/or maintenance of any permit or approval granted to any Party; or (v) cause any permit or approval granted to any Party to be suspended, cancelled or attached with additional conditions.

6.                                      COVENANTS OF PLEDGOR AND PARTY C

6.1                               During the term of this Agreement, Pledgor and Party C hereby jointly and severally covenant to the Pledgee:

6.1.1                     Pledgor shall not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest or any portion thereof, without the prior written consent of Pledgee, except for the performance of the Transaction Documents;

6.1.2                     Pledgor and Party C shall comply with the provisions of all laws and regulations applicable to the pledge of rights, and within five (5) days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon consent of Pledgee;

6.1.3                     Pledgor and Party C shall promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

6.1.4                     Party C shall complete the registration procedures for extension of the term of operation within three (3) months prior to the expiration of such term to maintain the validity of this Agreement.

6.2                               Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3                               To protect or perfect the security interest granted by this Agreement for payment of the service fees under the Master Exclusive Service Agreement, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee.  Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee(s) of Pledgee (natural persons/legal persons).  Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4                               Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement.  In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

7.                                      EVENT OF DEFAULT

7.1                               The following circumstances shall be deemed Event of Default:

7.1.1                     Pledgor’s any breach to any obligations under the Transaction Documents and/or this Agreement.

7.1.2                     Party C’s any breach to any obligations under the Transaction Documents and/or this Agreement.

7.2                               Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor shall immediately notify Pledgee in writing accordingly.

7.3                               Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction within twenty (20) days after the Pledgee and/or Party C delivers a notice to the Pledgor requesting rectification of such Event of Default, Pledgee may issue a Notice of Default to Pledgor in writing at any time thereafter, demanding the Pledgor immediately pay all outstanding payments due under the Master Exclusive Service Agreement and all other payments due to Pledgee, and/or dispose of the Pledge in accordance with the provisions of Section 8 of this Agreement.

8.                                      EXERCISE OF PLEDGE

8.1                               Pledgee may issue a Notice of Default to Pledgor when exercising the Pledge.

8.2                               Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge concurrently with the issuance of the Notice of Default in accordance with Section 8.1 or at any time after the issuance of the Notice of Default.  Once Pledgee elects to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.3                               After Pledgee issues a Notice of Default to Pledgor in accordance with Section 8.1, Pledgee may exercise any remedy measure under applicable PRC laws, the Transaction Documents and this Agreement, including but not limited to being paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest.  The Pledgee shall not be liable for any loss incurred by its duly exercise of such rights and powers.

8.4                               The proceeds from exercise of the Pledge by Pledgee shall be used to pay for tax and expenses incurred as result of disposing the Equity Interest and to perform Contract Obligations and pay the Secured Indebtedness to the Pledgee prior and in preference to any other payment.  After the payment of the aforementioned amounts, the remaining balance shall be returned to Pledgor or any other person who have rights to such balance under applicable laws or be deposited to the local notary public office where Pledgor resides, with all expense incurred being borne by Pledgor.  To the extent permitted under applicable PRC laws, Pledgor shall unconditionally donate the aforementioned proceeds to Pledgee or any other person designated by Pledgee.

8.5                               Pledgee may exercise any remedy measure available simultaneously or in any order.  Pledgee may exercise the right to being paid in priority with the Equity Interest based on the monetary valuation that such Equity Interest is converted into or from the proceeds from auction or sale of the Equity Interest under this Agreement, without exercising any other remedy measure first.

8.6                               Pledgee is entitled to designate an attorney or other representatives to exercise the Pledge on its behalf, and Pledgor or Party C shall not raise any objection to such exercise.

8.7                               When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.                                      BREACH OF AGREEMENT

9.1                               If Pledgor or Party C conducts any material breach of any term of this Agreement, Pledgee shall have right to terminate this Agreement and/or require Pledgor or Party C to indemnify all damages; this Section 9 shall not prejudice any other rights of Pledgee herein;

9.2                               Pledgor or Party C shall not have any right to terminate this Agreement in any event unless otherwise required by applicable laws.

10.                               ASSIGNMENT

10.1                        Without Pledgee’s prior written consent, Pledgor and Party C shall not have the right to assign or delegate their rights and obligations under this Agreement.

10.2                        This Agreement shall be binding on Pledgor and his/her successors and permitted assigns, and shall be valid with respect to Pledgee and each of his/her successors and assigns.

10.3                        At any time, Pledgee may assign any and all of its rights and obligations under the Master Exclusive Service Agreement to its designee(s) (natural/legal persons), in which case the designee shall have the rights and obligations of Pledgee under the Transaction Documents and this Agreement, as if it were the original party to the Transaction Documents and this Agreement.  When the Pledgee assigns the rights and obligations under the Master Exclusive Service Agreement, upon the Pledgee’s request, the Pledgor shall execute relevant agreements or other documents relating to such assignment.

10.4                        In the event of a change in Pledgee due to an assignment, Pledgor and/or Party C shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register the same with the relevant AIC.

10.5                        Pledgor and Party C shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Transaction Documents, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof.  Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

11.                               TERMINATION

11.1                        Upon the fulfillment of all Contract Obligations and the full payment of all Secured Indebtedness by Pledgor and Party C, Pledgee shall release the Pledge under this Agreement upon Pledgor’s request as soon as reasonably practicable and shall assist Pledgor to de-register the Pledge from the shareholders’ register of Party C and with relevant PRC local administration for industry and commerce.

11.2                        The provisions under Sections 9, 13, 14 and 11.2 herein of this Agreement shall survive the expiration or termination of this Agreement.

12.                               HANDLING FEES AND OTHER EXPENSES

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

13.                               CONFIDENTIALITY

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information.  Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

14.                               GOVERNING LAW AND RESOLUTION OF DISPUTES

14.1                        The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

14.2                        In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations.  In the event the Parties fail to reach an agreement on the dispute within 30 days after any Party’s request to the other Parties for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules.  The arbitration shall be conducted in Beijing, and the language used during arbitration shall be Chinese.  The arbitration award shall be final and binding on all Parties.

14.3                        Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

15.                               NOTICES

15.1                        All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below.  A confirmation copy of each notice shall also be sent by E-mail.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

15.2                        Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

15.3                        Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

15.4                        For the purpose of notices, the addresses of the Parties are as follows:

Party A:                                                                        [Name of the WFOE]

Address:                                                                         [•]

Attn:                                                                                            [•]

Phone:                                                                                  [•]

Party B:                                                                        [Name of the VIE Shareholder]

Address:                                                                         [•]

Phone:                                                                                  [•]

Party C:                                                                        [Name of the VIE]

Address:                                                                         [•]

Attn:                                                                                            [•]

Phone:                                                                                  [•]

15.5                        Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

16.                               SEVERABILITY

In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect.  The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

17.                               ATTACHMENTS

The attachments set forth herein shall be an integral part of this Agreement.

18.                               EFFECTIVENESS

18.1                        This Agreement shall become effective upon execution by the Parties.

18.2                        Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

19.                               LANGUAGE AND COUNTERPARTS

This Agreement is written in Chinese and English in three copies.  Pledgor, Pledgee and Party C shall hold one copy respectively.  Each copy of this Agreement shall have equal validity.  In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

Party A:	[Name of the WFOE]

By:
Name:
Title:

Party B:	[Name of the VIE Shareholder]

By:

Party C:	[Name of the VIE]

By:
Name:
Title:

[Signature Page to Equity Interest Pledge Agreement]

Attachments:

1.                                      Shareholders’ Register of Party C;

2.                                      The Capital Contribution Certificate for Party C;

3.                                      Master Exclusive Service Agreement;

4.                                      Exclusive Option Agreement;

5.                                      Loan Agreement;

6.                                      Proxy Agreement and Power of Attorney.

Schedule of Material Differences

The VIE Shareholders and the VIEs as set out below entered into equity interest pledge agreement with the WFOEs using this form, respectively. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE Shareholder	Name of Variable Interest Entity (the “VIE”)	Name of WFOE	Version of Equity Interest Pledge Agreement	% of VIE Shareholder’s Equity Interest in the VIE	% of VIE Shareholder’s Pledged Equity Interest in the VIE	Material Differences in the Amended and Restated Version	Execution Date
1	Lijun Zhang	Jiufu Shuke Technology Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd., Jiufu Internet Finance Holdings Group Co., Ltd., and Jiufu Jinke Holdings Group Co., Ltd., successively)	Beijing Jiufu Lianyin Technology Co., Ltd.	Equity Interest Pledge Agreement	8.8%	8.8% and all of the equity interest hereafter acquired by Pledgor in Party C	N/A	June 21, 2019
2	Changxing Xiao	Jiufu Shuke Technology Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd., Jiufu Internet Finance Holdings Group Co., Ltd., and Jiufu Jinke Holdings Group Co., Ltd., successively)	Beijing Jiufu Lianyin Technology Co., Ltd.	Equity Interest Pledge Agreement	10%	10% and all of the equity interest hereafter acquired by Pledgor in Party C	N/A	July 2, 2015

3	Yifan Ren	Jiufu Shuke Technology Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd., Jiufu Internet Finance Holdings Group Co., Ltd., and Jiufu Jinke Holdings Group Co., Ltd., successively)	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Equity Interest Pledge Agreement	48%	48% and all of the equity interest hereafter acquired by Pledgor in Party C

1. On July 2, 2015, the registered capital of Party C increased from RMB13,150,000 to RMB200,000,000.  After the increase of registered capital, Pledgor holds 48% of equity interests of Party C, representing RMB96,000,000 in the registered capital of Party C.  Party C is a limited liability company registered in Beijing, China, engaging in consulting and service business.  Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge.

2. Pledgee and Pledgor, respectively, with Party C executed an Equity Interest Pledge Agreement (the “Original Equity Interest Pledge Agreement”) on August 25, 2014; Because of the foregoing increase of registered capital, the Parties agree to amend and restate the Original Equity Interest Pledge Agreement by executing this Agreement, which shall supersede and replace the Original Equity Interest Pledge Agreement upon the effective date of this Agreement.

3. Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement, together with all the exhibits hereto and thereto, shall constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.  This Agreement supersedes, in its entirety, the Original Equity Interest Pledge Agreement, which shall be terminated as of the effective date of this Agreement.

July 2, 2015

4	Lei Sun	Jiufu Shuke Technology Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd., Jiufu Internet Finance Holdings Group Co., Ltd., and Jiufu Jinke Holdings Group Co., Ltd., successively)	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Equity Interest Pledge Agreement	33.2%	33.2% and all of the equity interest hereafter acquired by Pledgor in Party C

1. On August 31, 2018, Guangwu Gao transferred RMB 4,000,000 in the registered capital of Party C to Party B, and Zhenxiang Zhong transferred RMB 6,000,000 in the registered capital of Party C to Party B. After the completion of the above equities transfer, Party B holds a total of 33.2% of the equity interests of Party C, representing RMB 66,400,000 in the registered capital of Party C.  Party C is a limited liability company registered in Beijing, China, engaging in consulting and service business. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge.

2. Pledgee and Pledgor, respectively, with Party C executed an Equity Interest Pledge Agreement (the “Original Equity Interest Pledge Agreement”) on July 5, 2015; Because of the foregoing equities transfer, the Parties agree to amend and restate the Original Equity Interest Pledge Agreement by executing this Agreement, which shall supersede and replace the Original Equity Interest Pledge Agreement upon the effective date of this Agreement.

3. Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement, together with all the exhibits hereto and thereto, shall constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.  This Agreement supersedes, in its entirety, the Original Equity Interest Pledge Agreement, which shall be terminated as of the effective date of this Agreement.

August 31, 2018

5	Lei Liu	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Equity Interest Pledge Agreement	27.5%	27.5% and all of the equity interest hereafter acquired by Pledgor in Party C

1. On May 21, 2020, the registered capital of Party C increased from RMB 50,000 to RMB 100,000. After the increase of registered capital, Pledgor holds 27.5% of equity interests of Party C, representing RMB 27,500 in the registered capital of Party C. Party C is a limited liability company registered in Beijing, China, engaging in consulting and service business. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge;

2. Pledgee and Pledgor, respectively, with Party C executed an Equity Interest Pledge Agreement (the “Original Equity Interest Pledge Agreement”) on August 25, 2014; Because of the foregoing increase of registered capital, the Parties agree to amend and restate the Original Equity Interest Pledge Agreement by executing this Agreement, which shall supersede and replace the Original Equity Interest Pledge Agreement upon the effective date of this Agreement.

May 21, 2020

3. The sentence “When the Pledgee assigns the rights and obligations under the Master Exclusive Service Agreement, upon the Pledgee’s request, the Pledgor shall execute relevant agreements or other documents relating to such assignment.” in Section 10.3 was deleted.

4. Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement, together with all the exhibits hereto and thereto, shall constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.  This Agreement supersedes, in its entirety, the Original Equity Interest Pledge Agreement, which shall be terminated as of the effective date of this Agreement.

6	Dongcheng Zhang	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Equity Interest Pledge Agreement	0.83%	0.83% and all of the equity interest hereafter acquired by Pledgor in Party C

1. On May 21, 2020, the registered capital of Party C increased from RMB 50,000 to RMB 100,000. After the increase of registered capital, Pledgor holds 0.83% of equity interests of Party C, representing RMB 833 in the registered capital of Party C. Party C is a limited liability company registered in Beijing, China, engaging in consulting and service business. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge;

2. Pledgee and Pledgor, respectively, with Party C executed an Equity Interest Pledge Agreement (the “Original Equity Interest Pledge Agreement”) on August 25, 2014; Because of the foregoing increase of registered capital, the Parties agree to amend and restate the Original Equity Interest Pledge Agreement by executing this Agreement, which shall supersede and replace the Original Equity Interest Pledge Agreement upon the effective date of this Agreement.

May 21, 2020

3. The sentence “When the Pledgee assigns the rights and obligations under the Master Exclusive Service Agreement, upon the Pledgee’s request, the Pledgor shall execute relevant agreements or other documents relating to such assignment.” in Section 10.3 was deleted.

4. Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement, together with all the exhibits hereto and thereto, shall constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.  This Agreement supersedes, in its entirety, the Original Equity Interest Pledge Agreement, which shall be terminated as of the effective date of this Agreement.

7	Changxing Xiao	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Equity Interest Pledge Agreement	20.83%	20.83% and all of the equity interest hereafter acquired by Pledgor in Party C

1. On May 21, 2020, the registered capital of Party C increased from RMB 50,000 to RMB 100,000. After the increase of registered capital, Pledgor holds 20.83% of equity interests of Party C, representing RMB 20,833 in the registered capital of Party C. Party C is a limited liability company registered in Beijing, China, engaging in consulting and service business. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge;

2. Pledgee and Pledgor, respectively, with Party C executed an Equity Interest Pledge Agreement (the “Original Equity Interest Pledge Agreement”) on August 25, 2014; Because of the foregoing increase of registered capital, the Parties agree to amend and restate the Original Equity Interest Pledge Agreement by executing this Agreement, which shall supersede and replace the Original Equity Interest Pledge Agreement upon the effective date of this Agreement.

May 21, 2020

3. The sentence “When the Pledgee assigns the rights and obligations under the Master Exclusive Service Agreement, upon the Pledgee’s request, the Pledgor shall execute relevant agreements or other documents relating to such assignment.” in Section 10.3 was deleted.

4. Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement, together with all the exhibits hereto and thereto, shall constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.  This Agreement supersedes, in its entirety, the Original Equity Interest Pledge Agreement, which shall be terminated as of the effective date of this Agreement.

8	Lixing Chen	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Equity Interest Pledge Agreement	27.67%	27.67% and all of the equity interest hereafter acquired by Pledgor in Party C

1. On May 21, 2020, the registered capital of Party C increased from RMB 50,000 to RMB 100,000. After the increase of registered capital, Pledgor holds 27.67% of equity interests of Party C, representing RMB 27,668 in the registered capital of Party C. Party C is a limited liability company registered in Beijing, China, engaging in consulting and service business. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge;

2. Pledgee  and  Pledgor, respectively, with Party C executed an Equity Interest Pledge Agreement (the “Original Equity Interest Pledge Agreement”) on August 25, 2014; Because of the foregoing increase of registered capital, the Parties agree to amend and restate the Original Equity Interest Pledge Agreement by executing this Agreement, which shall supersede and replace the Original Equity Interest Pledge Agreement upon the effective date of this Agreement.

May 21, 2020

3. The sentence “When the Pledgee assigns the rights and obligations under the Master Exclusive Service Agreement, upon the Pledgee’s request, the Pledgor shall execute relevant agreements or other documents relating to such assignment.” in Section 10.3 was deleted.

4. Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement, together with all the exhibits hereto and thereto, shall constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.  This Agreement supersedes, in its entirety, the Original Equity Interest Pledge Agreement, which shall be terminated as of the effective date of this Agreement.

9	Lei Sun	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.	Amended and Restated Equity Interest Pledge Agreement	23.17%	23.17% and all of the equity interest hereafter acquired by Pledgor in Party C

1. On May 21, 2020, the registered capital of Party C increased from RMB 50,000 to RMB 100,000. After the increase of registered capital, Pledgor holds 23.17% of equity interests of Party C, representing RMB 23,166 in the registered capital of Party C. Party C is a limited liability company registered in Beijing, China, engaging in consulting and service business. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge;

2. Pledgee  and  Pledgor, respectively, with Party C executed an Amended and Restated Equity Interest Pledge Agreement (the “Equity Interest Pledge Agreement”) on July 27, 2015; Because of the foregoing increase of registered capital, the Parties agree to amend and restate the Original Equity Interest Pledge Agreement by executing this Agreement, which shall supersede and replace the Original Amended and Restated Equity Interest Pledge Agreement upon the effective date of this Agreement.

May 21, 2020

3. The sentence “When the Pledgee assigns the rights and obligations under the Master Exclusive Service Agreement, upon the Pledgee’s request, the Pledgor shall execute relevant agreements or other documents relating to such assignment.” in Section 10.3 was deleted.

4. Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement, together with all the exhibits hereto and thereto, shall constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.  This Agreement supersedes, in its entirety, the Original Equity Interest Pledge Agreement, which shall be terminated as of the effective date of this Agreement.

10	Dongcheng Zhang	Beijing Jiufu Meihao Technology Co., Ltd.	Beijing Diyi Technology Co., Ltd.	Equity Interest Pledge Agreement	40%	40% and all of the equity interest hereafter acquired by Pledgor in Party C	N/A	April 26, 2020
11	Junli Zhu	Beijing Jiufu Meihao Technology Co., Ltd.	Beijing Diyi Technology Co., Ltd.	Equity Interest Pledge Agreement	60%	60% and all of the equity interest hereafter acquired by Pledgor in Party C	N/A	April 26, 2020
12	Zifang Guo	Beijing Wu Kong Mao Technology Co., Ltd. (formerly known as Beijing Chaoka Internet Technology Co., Ltd.)	Zhuhai Wukong Youpin Technology Co., Ltd.	Equity Interest Pledge Agreement	10%	10% and all of the equity interest hereafter acquired by Pledgor in Party C	N/A	April 13, 2020
13	Guisheng Li	Beijing Wu Kong Mao Technology Co., Ltd. (formerly known as Beijing Chaoka Internet Technology Co., Ltd.)	Zhuhai Wukong Youpin Technology Co., Ltd.	Equity Interest Pledge Agreement	45%	45% and all of the equity interest hereafter acquired by Pledgor in Party C	N/A	April 13, 2020
14	Zhijun Li	Beijing Wu Kong Mao Technology Co., Ltd. (formerly known as Beijing Chaoka Internet Technology Co., Ltd.)	Zhuhai Wukong Youpin Technology Co., Ltd.	Equity Interest Pledge Agreement	45%	45% and all of the equity interest hereafter acquired by Pledgor in Party C	N/A	April 13, 2020
15	Cen Chen	Zhuhai Huike Lianyin Technology Co., Ltd.	Zhuhai Xiaojin Hulian Technology Co., Ltd.	Equity Interest Pledge Agreement	10%	10% and all of the equity interest hereafter acquired by Pledgor in Party C	1. Add one sentence at the end of section 1.6: “The amount of guaranteed debt is RMB100,000.”	May 28, 2020
16	Xiaomin Wang	Zhuhai Huike Lianyin Technology Co., Ltd.	Zhuhai Xiaojin Hulian Technology Co., Ltd.	Equity Interest Pledge Agreement	90%	90% and all of the equity interest hereafter acquired by Pledgor in Party C	N/A	April 20, 2020